Exhibit 10.1

CLR SILES MILL CONSTRUCTION AGREEMENT

This CLR SILES MILL CONSTRUCTION AGREEMENT (hereinafter referred to as the “CLR SILES Mill Agreement”) is entered into this 15th day of January 2019, by and between CLR Roasters, LLC, a Florida Limited Liability Company with an address of 2131 NW. 72nd Avenue, Miami, Florida 33122, which is a wholly owned subsidiary of Youngevity International, Inc., (YGYI) a Delaware corporation, (hereinafter referred to as “CLR”), also referred to as the “American Partner” and Hernandez Hernandez Export & Compañia Limitada, a business entity created under the laws of Nicaragua (hereinafter referred to as “H&H”), H & H Coffee Group Export, Corp., a Florida corporation with an address of 970 West 23 Street, Hialeah, Florida 33015, (hereinafter referred to as “H&H Export”), Alain Piedra Hernandez, (hereinafter referred to as “Hernandez”) a United States citizen living in Nicaragua and Marisol Del Carmen Siles Orozco, (hereinafter referred to as “Orozco”) a national of Nicaragua and citizen of the United States, collectively or singularly referred to as the “Nicaraguan Partner”. CLR, H&H, H&H Export, Hernandez, and Orozco are sometimes referred to herein collectively as the "Parties". Either may be referred to in the singular as Party or collectively as Parties.

WHEREAS, each of H&H, H&H Export, Hernandez and Orozco have independently and collectively developed, owned and will continue to own close personal and ongoing business relationships, trade secrets and knowledge in connection with the coffee growing, harvesting and processing business in Nicaragua through the personal ability, personality, reputation, skill and integrity of each; and

WHEREAS, CLR is in the business of buying green coffee, roasting and blending coffee for sale under its own label and the label(s) of its buyers; and

WHEREAS, CLR, H&H, H&H Export, Hernandez and Orozco are desirous of jointly owning and operating a mill for the processing of coffee in Nicaragua which shall be known as the CLR SILES Mill (hereinafter referred to as the “CLR SILES Mill”); and

WHEREAS, the parties to this CLR SILES Mill Agreement acknowledge and certify that they have the authority to act for their respective entities and/or personally, and that each possess the authority to bind said Party(ies) to the terms of this CLR SILES Mill Agreement and by executing this CLR SILES Mill Agreement do bind said respective Party(ies) to said terms.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the Parties agree as follows:

1.
PLEDGE/TRANSFER OF REAL PROPERTY

1.1.   The Nicaraguan Partner owns a 45-acre tract of land in Matagalpa, Nicaragua(hereinafter referred to as the “Property”) more particularly described as follows:

1.2. H&H, H&H Export, Hernandez and Orozco, each either in its corporate capacity or personally, hereby represent and certify that the Property is owned free and clear of any encumbrances, liens, mortgages, pledges, rights of way, easements, or any other instrument and/or conveyance that may create an interest in the Property by a third party and shall provide a legal Letter of Opinion in favor of CLR indicating same and defending and holding CLR harmless.

1.3. H&H, H&H Export, Hernandez and Orozco, each either in its corporate capacity or personally, hereby represent and certify that the Property is ideal for the construction of a mill and processing plant.

1.4. CLR shall, as consideration for its percentage ownership of the Property, as described in Paragraph 1.5. hereinafter, transfer to the Nicaraguan Partner the amount of 153,846 shares of YGYI stcock.

1.5. Upon the execution of this CLR SILES Mill Agreement, the Nicaraguan Partner shall immediately transfer the Property into a business entity which shall be owned equally (50%-50%) by the Parties. The Nicaraguan Partner shall execute any and all documents necessary in order to effectuate and record the change in ownership of the Property.

2.
CONSTRUCTION OF MILL

2.1. H&H, H&H Export, Hernandez and Orozco, each in either its corporate capacity or personally, hereby represent and certify that all plans and permitting for the construction of a mill and processing plant on the Property have been approved by any and all governmental agencies necessary and that said plans and approvals are still in full force and effect.

2.2. H&H, H&H Export, Hernandez and Orozco, each in either its corporate capacity or personally hereby represent and certify that partial infrastructure improvements for the mill have commenced on the Property and that they are all in compliance with, including but not limited to any and all applicable rules, regulations, ordinances, and/or requirements set forth by any and all governmental or other agencies having jurisdiction over the Property.

2.3. The Nicaraguan Partner shall contribute the amount of $4,700,000.00 (hereinafter the “Contribution Amount”) towards the construction of the mill.

2.4. The American Partner shall contribute the amount of $4,700,000.00 (hereinafter the “Contribution Amount”) towards the construction of the mill.

2.5. In the event either, or both of the Parties shall not be able to procure, either partially or wholly, its Contribution Amount as provided for hereinabove, that Party shall notify the other Party immediately. Thereafter, within thirty (30) days of said notice the Parties shall have a meeting in order to agree on an alternate way to procure the balance of the Contribution Amount and shall reduce same into writing as an amendment to this CLR SILES Mill Agreement

2.6. The Parties agree that as of the date this CLR SILES Mill Agreement has been executed, each has contributed $900,000.00 of its perspective Contribution Amount towards the construction of the Mill. Furthermore, the Parties agree that the remaining balance will be allocated by each Party according to the following schedule, unless modified pursuant to the terms of paragraph 2.5. hereinabove:

01/15/2019
$650,000.00
02/15/2019
$650,000.00
03/15/2019
$500,000.00
04/15/2019
$500,000.00
05/15/2019
$500,000.00
06/15/2019
$500,000.00
07/15/2019
$500,000.00

2.7. Should either Party decide that it wants to sell the Property and improvements prior to the loans being paid in full, it shall present to the other a bona fide offer of purchase and said Party may, in its sole discretion, decide to sell its percentage of the Property or to buy the other Parties percentage interest in the Property on similar terms.

3.
FINANCING AND BUDGETING

3.1. The Parties hereby acknowledge and agree that they shall have an Operating Budget, which will include, but not be limited to forecasts of expected expenses for construction of the mill, actual and expected capital contributions and/or capital expenditures, by 31 December 2018. The initial Operating Budget will be at least through the end of calendar year 2019. Thereafter, the Parties shall have an Operating Budget in place by 1 January for that calendar year.

3.2. The Parties agree that the American Partner shall have the sole and exclusive right to use the Property as collateral or any other purpose it sees fit in its sole discretion. The Nicaraguan Partner shall execute any and all documents necessary for the American Partner to obtain financing using the Property as collateral, which shall include but not be limited to notes, mortgages, pledges or any other document so required by a lender(s) in order to effectuate the loan(s) and cause a lien to be placed on the Property.

3.3. Once the Milling Operations commence, the Parties will divide any profits therefrom in the following percentage: Nicaraguan Partner—25% and American Partner—75%, pursuant to the Operating and Profit Sharing Agreement and the First Amendment to the Operating and Profit Sharing Agreement.

4.
CONFIDENTIALITY

4.1.  The Parties recognize that any information that the other has obtained through the negotiation of this CLR SILES Mill Agreement as well as any information that the one Party had in its possession prior to said negotiations as to the assets, operations, finances, business, the Property or any other matter shall be considered as confidential and shall hereinafter be referred to as the “Confidential Information”.

4.2.  The Parties understand and agree that each agree to hold and maintain all confidential information exchanged between them, whether oral or written, in confidence and not disclose it to others, unless permitted in writing by the disclosing party or except as permitted hereinbelow. Confidential Information (as defined below) shall not include information that at the time of disclosure is in the public domain or becomes a part of the public domain through no fault of the receiving party or information received from a third party without a breach of such third party’s obligation of confidentiality. The restriction shall not apply to information requested by a governmental agency or legally required to be disclosed.

4.3.  Each of the parties shall, and shall cause its representatives to, hold all of the Confidential Information in strict confidence, and unless expressly set forth herein will not disclose or reveal such Confidential Information to any third person(s) other than its advisors, employees and representatives who need to receive such Confidential Information for the sole purpose of actively and directly participating in the evaluation of the Acquisition.

4.4.  Each of the parties shall, and shall cause its advisors, employees and representativesto: (i) to sign an agreement with similar provisions to this Section 3 or agree to use the Confidential Information only in connection with the evaluation of the Acquisition; (ii) disclose the Confidential Information only to their advisors, employees and representatives who need to know the Confidential Information to accomplish the potential Acquisition and inform such advisors, employees and representatives of, and cause those advisors, employees and representatives to observe, the terms hereof; and (iii) safeguard the Confidential Information with the same degree of care to avoid unauthorized disclosure as each party uses to protect its own Confidential Information of a similar nature; but in no case less than reasonable care. In the event that either party determines that it does not wish to proceed with the potential Acquisition, the parties shall promptly advise the other party of that determination in a written notice of termination. In that case and in the event that either party so requests at any time, each party shall return to the other party all of the Confidential Information, including all analyses and all copies thereof, in its possession or in the possession of any of its representatives; provided, that each party may destroy and certify to the other party the destruction of all copies of any analyses which contain Confidential Information and provided, that each party may retain one archival copy of the Confidential Information to be used solely for evidentiary purposes.

4.5.  The provisions of this Section 4 shall survive termination of this Agreement for one (1) year.

5.
GENERAL

5.1. ASSIGNMENT: BINDING EFFECT. This Agreement and the rights of CLR hereunder may be assigned by CLR. This Agreement and the rights of THE Nicaraguan Partner may not be assigned. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their respective successors, assigns (in the case of CLR only), heirs, beneficiaries and legal representatives.

5.2. EXECUTION. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

5.3. BROKERS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

5.4. NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

             (a) If to CLR, addressed to it at:

 Telephone No.

             (b) If to: Nicaraguan Partner addressed to each of them at:

                   HERNANDEZ, HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA

 Telephone No.

5.5. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAWS OR CHOICE OF LAW RULES. H&H, H&H EXPORT, HERNANDEZ AND OROZCO HEREBY WAIVE WITH FULL KNOWLEDGE THAT IT IS DOING SO, THE RIGHT TO HAVE ANY MATTER LITIGATED IN OR HAVE THE LAW OF NICARAGUA APPLIED IN ANY WAY TO THE ENFORCEMENT OF THE AGREEMENT OR ANY PROVISION THEREOF. THE PARTIES FURTHER AGREE THAT SHOULD THE NEED ARISE TO EXECUTE FURTHER DOCUMENTS EITHER IN THE SATE OF FLORIDA OR IN NICARAGUA TO GIVE FULL FORCE AND EFFECT TO THIS PARAGRAPH OR ANY OTHER PROVISION(S) OF THIS AGREEMENT UNDER THE LAWS OF THE STATE OF FLORIDA THAT THEY WILL DO SO IMMEDIATELY AND WITHOUT DELAY. VENUE SHALL BE PROPER IN MIAMI-DADE COUNTY, FLORIDA.

5.6. FORCE MAJURE. Neither Party hereto, shall be responsible for any losses or damages to the other occasioned by delays in the performance or non-performance of any of said Parties obligations when caused by acts of God, strike, acts of war, or other such acts which are beyond the reasonable control of said Party.

5.7. ATTORNEY’S FEES. In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

5.8. CONSTRUCTION. The terms of this Agreement shall not be more strictly construed against one Party by virtue of having drafted the Agreement as both Parties have reviewed same and have had an opportunity to make changes thereto.

5.9. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable its entirety in part or in its entirety for any reason, then the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is partially invalid or unenforceable, but that by limiting or performing such provision it would become valid and enforceable, then such provision shall be deemed to be rewritten, construed and enforced as so limited or reformed.

5.10. CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

5.11. NUMBER AND GENDER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.12. ENTIRE AGREEMENT. This Agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto or in connection herewith constitute the entire agreement and understanding between the Parties and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. H&H, H&H Export, Hernandez and Orozco each acknowledge that they have (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from CLR or its counsel regarding the legal consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

HERNANDEZ, HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA

/s/ Alain Piedra Hernandez

Alain Piedra Hernandez
Print Name

H & H COFFEE GROUP EXPORT, CORP.

/s/ Alain Piedra Hernandez

Alain Piedra Hernandez
Print Name

ALAIN PIEDRA HERNANDEZ

/s/ Alain Piedra Hernandez

MARISOL DEL CARMEN SILES OROZCO

CLR ROASTERS, LLC

/s/ David S. Briskie
Company Representative’s Signature

David S. Briskie, Managing Director
Company Representative’s Printed Name